Exhibit 23.3

CONSENT OF PROPOSED DIRECTOR NOMINEE

The undersigned hereby consents to being named in the registration statement on Form S-1 (Registration No. 333-                ) and in all subsequent amendments and post-effective amendments or supplements thereto (the “Registration Statement”) of Artisan Partners Asset Management Inc., a Wisconsin corporation (the “Company”), as an individual proposed to become a director of the Company and to the inclusion of his biographical and other information in the Registration Statement.

Signature:	/s/ Matthew R. Barger

Print Name:	Matthew R. Barger

Date:	March 24, 2011